BYLAWS


                                       OF


                            SurViva-Link Corporation





                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I.  Offices.............................................................................................  1
         Section 1.01.  Principal Office........................................................................  1
         Section 1.02.  Registered Office.......................................................................  1

ARTICLE II.  Shareholders.......................................................................................  1
         Section 2.01.  Regular Meetings........................................................................  1
         Section 2.02.  Special Meetings........................................................................  1
         Section 2.03.  Demand by Shareholders..................................................................  1
         Section 2.04.  Notice..................................................................................  2
         Section 2.05.  Quorum..................................................................................  2
         Section 2.06.  Voting Rights...........................................................................  2
         Section 2.07.  Share Register..........................................................................  2
         Section 2.08.  Voting of Shares by Organizations and Legal Representatives.............................  3
         Section 2.09.  Proxies.................................................................................  4
         Section 2.10.  Action Without a Meeting................................................................  4

ARTICLE III.  Board of Directors................................................................................  4
         Section 3.01.  Board to Manage.........................................................................  4
         Section 3.02.  Number, Qualifications and Terms........................................................  4
         Section 3.03.  Meetings................................................................................  4
         Section 3.04.  Notice..................................................................................  5
         Section 3.05.  Quorum..................................................................................  5
         Section 3.06.  Manner of Acting........................................................................  5
         Section 3.07.  Presumption of Assent...................................................................  5
         Section 3.08.  Absent Directors........................................................................  5
         Section 3.09.  Action Without a Meeting................................................................  5
         Section 3.10.  Resignation.............................................................................  6
         Section 3.11.  Removal.................................................................................  6
         Section 3.12.  Vacancies...............................................................................  6
         Section 3.13.  Compensation............................................................................  6

ARTICLE IV.  Committees.........................................................................................  6
         Section 4.01.  Generally...............................................................................  6
         Section 4.02.  Membership..............................................................................  7
         Section 4.03.  Quorum..................................................................................  7
         Section 4.04.  Procedure...............................................................................  7
         Section 4.05.  Minutes.................................................................................  7

ARTICLE V.  Officers............................................................................................  7
         Section 5.01.  Number..................................................................................  7
         Section 5.02.  Election and Term of Office.............................................................  7
         Section 5.03.  Resignation.............................................................................  7
         Section 5.04.  Removal.................................................................................  7
         Section 5.05.  Vacancy.................................................................................  7
         Section 5.06.  Chief Executive Officer.................................................................  8
         Section 5.07.  President; Vice President...............................................................  8
         Section 5.08.  Secretary...............................................................................  8
         Section 5.09.  Chief Financial Officer.................................................................  9
         Section 5.10.  Assistant Secretaries and Assistant Treasurers..........................................  9
         Section 5.11.  Chairman of the Board...................................................................  9
         Section 5.12.  Compensation............................................................................  9

ARTICLE VI.  Indemnification.................................................................................... 10

ARTICLE VII.  Certificates for Shares and Their Transfer........................................................ 10
         Section 7.01.  Certificates for Shares................................................................. 10
         Section 7.02.  Transfer of Shares...................................................................... 10

ARTICLE VIII.  Distributions.................................................................................... 10

ARTICLE IX.  Fiscal Year........................................................................................ 11

ARTICLE X.  Seal................................................................................................ 11

ARTICLE XI.  Amendment.......................................................................................... 11

ARTICLE XII.  Governing Law..................................................................................... 11




                                    Page ii



                                     BYLAWS
                                       OF
                            SurViva-Link Corporation


                                    ARTICLE I
                                     Offices

         Section 1.01. Principal Office. The principal office of the corporation shall be located in Minnesota. The corporation may have such other offices, either within or without Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         Section 1.02. Registered Office. The registered office of the corporation required by chapter 302A, Minnesota Statutes, to be maintained in Minnesota may be, but need not be, identical with the principal office in Minnesota, and the address of the registered office may be changed from time to time by the Board of Directors.


                                   ARTICLE II
                                  Shareholders

         Section 2.01. Regular Meetings. The Board of Directors may cause regular meetings of the shareholders to be held on an annual or less frequent periodic basis for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Such regular meetings shall be held on the date and at the time and place fixed by the Board of Directors.

         Section 2.02. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time, by the Chief Executive Officer, the Chief Financial Officer, two or more directors or a shareholder or shareholders holding ten percent or more of the voting shares.

         Special meetings shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors, except that a special meeting called by or at the demand of a shareholder or shareholders pursuant to section 2.03 of these bylaws shall be held in the county where the principal executive office is located.

         The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

         Section 2.03. Demand by Shareholders. If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of all voting shares may demand a regular meeting of shareholders. A shareholder or shareholders holding ten percent or more of the voting shares may demand a special meeting of shareholders. The demand for a regular or a special meeting shall be given in writing to the Chief Executive Officer or the Chief Financial Officer of the corporation. Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the Board of Directors fails to cause a meeting to be called and held as required by this section, the shareholder or shareholders making the demand may call the meeting by giving notice as required by section 2.04 of these bylaws, all at the expense of the corporation.

         Section 2.04. Notice. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least five days before the date of the meeting, and not more than 60 days before the date of the meeting. The notice shall contain the date, time and place of the meeting, and any other information required by this Article II. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting. The notice may also contain any other information deemed necessary or desirable by the Board of Directors or by any other person or persons calling the meeting.

         A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice shall be effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall be a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         Section 2.05. Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 2.06. Voting Rights. The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 2.07. Share Register. The officer or agent having charge of the share register of the corporation shall maintain a share register, not more than one year old, containing a complete list of the shareholders with the address of and the number, class and issuance dates of shares held by each. The share register shall be kept on file at the principal executive office of the corporation, or at another place or places within the United States determined by the Board of Directors, and shall be subject to inspection by any shareholder at any time during usual business hours.

         A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for the purposes specified in the writing.

         A shareholder shall have one vote for each voting share held. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Except as provided herein, a holder of voting shares may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder shall be deemed to have voted all of the shares in that way.

         Section 2.08. Voting of Shares by Organizations and Legal Representatives. Shares of the corporation registered in the name of another domestic or foreign corporation may be voted by the chief executive officer or another legal representative of that corporation. Except as provided herein, shares of the corporation registered in the name of a subsidiary shall not be entitled to vote on any matter. Shares of the corporation in the name of or under the control of the corporation or a subsidiary in a fiduciary capacity shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or gives the corporation binding instructions on how to vote the shares.

         Shares under the control of a person in a capacity as a personal representative, administrator, executor, guardian, conservator or attorney-in-fact may be voted by the person, either in person or by proxy, without registration of those shares in the name of the person. Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the person, either in person or by proxy, but a trustee of a trust or a custodian shall not vote shares held by the person unless they are registered in the name of the person.

         Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver without registering the shares in the name of the trustee or receiver, if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed.

         Shares registered in the name of any organization not described herein may be voted either in person or by proxy by the legal representative of that organization.

         A shareholder whose shares are pledged may vote those shares until the shares are registered in the name of the pledgee.

         Section 2.09. Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. The appointment of a proxy shall be valid for eleven months unless a longer period is expressly provided in the appointment.

         Section 2.10. Action Without a Meeting. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action shall be effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.


                                   ARTICLE III
                               Board of Directors

         Section 3.01. Board to Manage. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, subject to the rights of the shareholders of the corporation as provided in these bylaws or pursuant to chapter 302A, Minnesota Statutes.

         Section 3.02. Number, Qualifications and Terms. The number of directors of the corporation shall not be greater than eleven and shall be set from time to time by the shareholders. The Board of Directors may, at any time, increase the number of directors up to a maximum of eleven or decrease the number of directors except that any such decrease shall not result in the removal of a director except a director named by the Board of Directors to fill a vacancy. Directors shall be natural persons. Each director shall hold office until his or her successor is elected and has qualified, or until his or her earlier death, resignation, removal or disqualification. Directors need not be residents of Minnesota or shareholders of the corporation.

         Section 3.03. Meetings. Meetings of the Board of Directors may be called from time to time by or at the request of the Chief Executive Officer or any director. The person calling a meeting of the Board of Directors may fix the date, time and place of the meeting. If the place fixed for the meeting is outside of Minnesota, the Board of Directors may change the place of the meeting to a location within Minnesota.

         A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference shall constitute a meeting of the Board of Directors, if the same notice is given of the conference as would be required by section 3.04 of these bylaws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by such means shall constitute presence in person at the meeting.

         Section 3.04. Notice. Notice of any meeting shall be given at least five days previously thereto by written notice mailed to each director at his or her business address or at least 24 hours prior thereto delivered personally or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice shall be effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting shall be a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 3.05. Quorum. A majority of the directors currently holding office present at a meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

         Section 3.06. Manner of Acting. Except as otherwise provided in Minnesota Statutes, chapter 302A, the Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting.

         Section 3.07. Presumption of Assent. A director who is present at a meeting of the Board of Directors when an action is approved by the affirmative vote of a majority of the directors present is presumed to have assented to the action approved, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or votes against the action at the meeting or is prohibited from voting on the action due to a conflict of interest.

         Section 3.08. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting. If the director is not present at the meeting, consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         Section 3.09. Action Without a Meeting. An action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors, and in the case of an action which need not be approved by the shareholders, such action may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

         The written action shall be effective when signed by the required number of directors, unless a different effective time is provided in the written action.

         When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice shall not invalidate the written action. A director who does not sign or consent to the written action shall have no liability for the action or actions taken thereby.

         Section 3.10. Resignation. A director may resign at any time by giving written notice to the corporation. The resignation shall be effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice.

         Section 3.11. Removal. Any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the common voting shares. A director may be removed at any time, with or without cause, by the affirmative vote of a majority of the remaining directors present if the director was named by the Board of Directors to fill a vacancy, and the shareholders have not elected directors in the interval between the time of appointment to fill the vacancy and the time of removal. Removal of a director, whether by shareholders or directors, shall be subject to the provisions of any shareholder control agreement.

         Section 3.12. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. A director elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders, or until his or her earlier death, resignation, removal or disqualification.

         Section 3.13. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV
                                   Committees

         Section 4.01. Generally. A resolution approved by the affirmative vote of a majority of the directors currently holding office may establish committees having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board of Directors.

         Section 4.02. Membership. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present.

         Section 4.03. Quorum. A majority of the members of the committee present at a meeting shall constitute a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

         Section 4.04. Procedure. The provisions of sections 3.03, 3.04 and 3.05 of these bylaws shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and directors.

         Section 4.05. Minutes. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.


                                    ARTICLE V
                                    Officers

         Section 5.01. Number. The officers of the corporation shall be a Chief Executive Officer, a secretary and a Chief Financial Officer, each of whom shall be natural persons and elected by the Board of Directors. The Board of Directors also may, in its discretion, elect one or more vice presidents (the number thereof to be determined by the Board). A chairman of the Board of Directors and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and vice president.

         Section 5.02. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors. In the absence of an election or appointment of officers by the Board of Directors, the person or persons exercising the principal functions of the Chief Executive Officer or the Chief Financial Officer shall be deemed to have been elected to those offices. Each officer shall hold office until his or her successor is elected and has qualified, or until his or her earlier death, resignation, removal or disqualification. The election or appointment of a person as an officer or agent shall not, of itself, create contract rights.

         Section 5.03. Resignation. An officer may resign at any time by giving written notice to the corporation. The resignation shall be effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

         Section 5.04. Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present, subject to the provisions of any shareholder control agreements.

         Section 5.05. Vacancy. A vacancy in any office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled by the Board of Directors for the unexpired portion of the term.

         Section 5.06. Chief Executive Officer. The Chief Executive Officer of the corporation shall:

         (a) Have general active management of the business of the corporation;

         (b) When present, preside at all meetings of the Board of Directors and of the shareholders;

         (c) See that all orders and resolutions of the Board of Directors are carried into effect;

         (d) Sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, certificates for shares or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles or these bylaws or by the Board of Directors to some other officer or agent of the corporation; and

         (e)      Perform other duties prescribed by the Board of Directors.

         Section 5.07. President; Vice President. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the president or the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The president or any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation, and shall perform other duties prescribed by the Board of Directors or by the Chief Executive Officer.

         Section 5.08.  Secretary.  The secretary shall:

         (a) Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders;

         (b) See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

         (c) Be custodian of the corporate records and of the corporate seal, if any;

         (d) See that a share register of the corporation is maintained in accordance with section 2.07 of these bylaws;

         (e) Sign with the Chief Executive Officer, the president or a vice president, certificates for shares of the corporation; and

         (f) Perform other duties prescribed by the Board of Directors or by the Chief Executive Officer.

         Section 5.09. Chief Financial Officer. The Chief Financial Officer of the corporation shall:

         (a)      Keep accurate financial records for the corporation;

         (b) Deposit all moneys, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors;

         (c) Endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor;

         (d) Disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors;

         (e) Render to the Board of Directors and the Chief Executive Officer, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation;

         (f) Perform other duties prescribed by the Board of Directors or by the Chief Executive Officer; and

         (g) If required by the Board of Directors, give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 5.10. Assistant Secretaries and Assistant Treasurers. The assistant secretaries may sign with the Chief Executive Officer, the president or a vice president certificates for shares of the corporation. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers shall perform such duties as shall be prescribed by the secretary or the Chief Financial Officer, respectively, or by the Board of Directors or by the Chief Executive Officer.

         Section 5.11. Chairman of the Board. A chairman of the Board of Directors may be elected by the Board of Directors. He or she shall perform such duties as shall be prescribed by the Board of Directors.

         Section 5.12. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.


                                   ARTICLE VI
                                 Indemnification

         The corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with the corporation in accordance with, and to the fullest extent provided by, the provisions of chapter 302A, Minnesota Statutes.


                                   ARTICLE VII
                   Certificates for Shares and Their Transfer

         Section 7.01. Certificates for Shares. The shares of the corporation shall be either certificated shares or uncertificated shares. Each holder of certificated shares shall be entitled to a certificate of shares.

         A certificate representing shares of the corporation shall contain on its face the name of the corporation, a statement that the corporation is incorporated under the laws of Minnesota, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, of shares represented by the certificate. A new share certificate may be issued in place of one that is alleged to have been lost, stolen or destroyed. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a certificate that is alleged to have been lost, stolen or destroyed a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 7.02. Transfer of Shares. Transfer of shares of the corporation shall be made only on the share register of the corporation by the record holder thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares, or by evidence of transfer. The person in whose name shares stand on the share register of the corporation shall be deemed by the corporation to be the owner thereof for all purposes unless a different beneficial owner shall have been designated as provided in section 2.07 of these bylaws.


                                  ARTICLE VIII
                                  Distributions

         The Board of Directors may authorize, and the corporation may make, a distribution only if the Board of Directors determines, in accordance with Minnesota law, that the corporation will be able to pay its debts in the ordinary course of business after making the distribution and the Board does not know before the distribution is made that the determination was or has become erroneous. For purposes of this section, "distribution" means a direct or indirect transfer of money or other property, other than shares of the corporation, with or without consideration, or an incurrence of indebtedness by the corporation to or for the benefit of its shareholders in respect of its shares. A distribution may be in the form of a dividend or a distribution in liquidation or as consideration for the purchase, redemption or other acquisition of the corporation's shares, or otherwise.

                                   ARTICLE IX
                                   Fiscal Year

         The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December, next succeeding.


                                    ARTICLE X
                                      Seal

         The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the state of incorporation and the words "Corporate Seal."


                                   ARTICLE XI
                                    Amendment

         These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors, or by the shareholders, as provided in chapter 302A, Minnesota Statutes.


                                   ARTICLE XII
                                  Governing Law

         The corporation has been formed under and pursuant to the provisions of chapter 302A, Minnesota Statutes. All references in these bylaws to chapter 302A, Minnesota Statutes shall mean and include such chapter as currently enacted or hereafter amended.



                             CERTIFICATION OF BYLAWS

         The undersigned hereby certifies that the foregoing Bylaws were adopted at the Board of Directors held on April 29, 1992.

                                    /s/ Mark W. Kroll, Secretary